Exhibit 99.1

McKESSON REPORTS FISCAL 2021 SECOND-QUARTER RESULTS

Second-Quarter Highlights, Year-over-Year:
•Total revenues of $60.8 billion, reflecting 6% growth.
•Earnings per diluted share increased by $7.53 to $3.54.
•Adjusted Earnings per diluted share of $4.80, an increase of 33%.
•Completed joint venture of German wholesale business with Walgreens Boots Alliance on November 1, 2020.

Fiscal 2021 Guidance:
•Increased fiscal 2021 Adjusted Earnings per diluted share guidance range to $16.00 to $16.50, from the previous range of $14.70 to $15.50.

IRVING, Texas, November 3, 2020 - McKesson Corporation (NYSE:MCK) today reported results for the second quarter ended September 30, 2020.

Fiscal 2021 Second-Quarter Result Summary

	Second-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY21	FY20	Change	FY21	FY20	Change
Revenues	$60,808	$57,616	6%	$116,487	$113,344	3%
Income from Continuing Operations[1]	577	(729)	179	1,022	(300)	441
Adjusted Earnings[1,2]	784	661	19	1,237	1,286	(4)
Earnings per Diluted Share[1]	3.54	(3.99)	189	6.26	(1.62)	486
Adjusted Earnings per Diluted Share[1,2]	4.80	3.60	33	7.58	6.91	10
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“The dedication and execution of our teams continue to deliver outstanding results, responding to the evolving needs of our customers,” said Brian Tyler, chief executive officer. “Our strong second-quarter earnings results reflect the breadth of McKesson’s differentiated portfolio and further improvement in volumes across the business. At the same time, we continue to invest into the business to support our long-term growth strategies. Based on our year-to-date performance, we are raising our guidance range for fiscal 2021 and now expect Adjusted Earnings per diluted share of $16.00 to $16.50. With our steadfast commitment to our communities and those in need, we will continue to play a critical role in the fight against the global COVID-19 pandemic.”

Second-quarter revenues were $60.8 billion, up 6% from a year ago, driven by growth in the U.S. Pharmaceutical segment, largely due to market growth and higher volumes from retail national account customers, partially offset by branded to generic conversions.

Second-quarter Earnings per diluted share of $3.54 included a GAAP-only pre- and post-tax goodwill impairment charge of $69 million recorded in connection with the segment realignment and a GAAP-only after-tax charge of $37 million for an estimated liability related to the New York State Opioid Stewardship Act. Second-quarter Adjusted Earnings per diluted share does not include these charges.

Second-quarter Adjusted Earnings per diluted share was $4.80 compared to $3.60 a year ago, an increase of 33%, driven by a lower share count, a lower tax rate and growth in the Medical-Surgical Solutions segment, partially offset by the lapping of the prior year contribution from the company's now separated investment in Change Healthcare LLC ("Change Healthcare"). Second-quarter Adjusted Earnings per diluted share also includes pre-tax net gains of approximately $49 million, or $0.22 per diluted share, associated with McKesson Ventures’ equity investments.

For the first six months of the fiscal year, McKesson returned $388 million of cash to shareholders via $248 million of common stock repurchases and $140 million of dividend payments. During the first six months of the fiscal year, McKesson used cash from operations of $41 million, and invested $265 million internally, resulting in negative Free Cash Flow of $306 million.

U.S. Pharmaceutical Segment
•Second-quarter revenues were $48.1 billion, up 5%, driven by market growth and higher volumes from retail national account customers, partially offset by branded to generic conversions.
•Second-quarter Segment Operating Profit was $623 million and operating margin was 1.30%, and included a GAAP-only pre-tax charge of $50 million for an estimated liability related to the New York State Opioid Stewardship Act. Adjusted Segment Operating Profit was $658 million, up 3% from a year ago, driven by growth in specialty, partially offset by higher operating expenses in support of the company’s strategic growth initiatives. Adjusted operating margin was 1.37%, down 3 basis points.

International Segment
•Second-quarter revenues were $9.5 billion, up 2% on a reported basis and down 1% on an FX-Adjusted basis, primarily driven by lower volumes in the Canadian pharmaceutical distribution business due to the exit of an unprofitable customer at the onset of fiscal 2021, partially offset by higher volumes in the European business.
•Second-quarter Segment Operating Loss was ($45) million and operating margin was (0.47%), driven by a GAAP-only goodwill impairment charge of $69 million recorded in connection with the segment realignment that commenced in the second quarter of fiscal 2021. Adjusted Segment Operating Profit was $116 million, up 20%. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $115 million, up 19%, driven by lower operating expenses in the European business. Adjusted operating margin was 1.22%, up 18 basis points. On an FX-Adjusted basis, adjusted operating margin was 1.24%, up 20 basis points.

Medical-Surgical Solutions Segment
•Second-quarter revenues were $2.5 billion, up 23%, driven by demand for COVID-19 tests and personal protective equipment in the Primary Care and Extended Care businesses.
•Second-quarter Segment Operating Profit was $187 million and operating margin was 7.38%. Adjusted Segment Operating Profit was $210 million, up 27%, driven by demand for COVID-19 tests and organic growth in the segment. Adjusted operating margin was 8.29%, up 22 basis points.

Prescription Technology Solutions Segment
•Second-quarter revenues were $668 million, up 7%, driven by new brand support programs, partially offset by the impact of lower prescription volume trends.
•Second-quarter Segment Operating Profit was $88 million and operating margin was 13.17%. Adjusted Segment Operating Profit was $104 million, down 10%, driven by higher operating expenses in support of the company’s strategic growth initiatives. Adjusted operating margin was 15.57%, down from 18.37% in the prior year.

Other remaining businesses
•As a result of the segment realignment effective in the second quarter of fiscal 2021, Other reflects equity earnings and charges for retrospective periods for the company's previous investment in Change Healthcare, which was separated from the company during the fourth quarter of 2020. Operating loss for the second quarter of fiscal 2020 included GAAP-only pre-tax charges of approximately $1.4 billion, primarily related to an impairment in connection with this planned exit.

Company Updates
•On August 14, 2020, McKesson announced the expansion of its existing partnership with the Centers for Disease Control to support the U.S. government’s Operation Warp Speed team as a centralized distributor of future COVID-19 vaccines and ancillary supplies needed to administer vaccinations. McKesson will leverage the strength of its experience, expertise, and commitment to health care delivery and access to make a difference in the fight against the COVID-19 pandemic.
•Linda Mantia joined McKesson's Board of Directors as a new independent director effective October 19, 2020.
•On November 1, 2020, McKesson completed the contribution of its German wholesale business to a joint venture with Walgreens Boots Alliance (WBA). WBA holds a 70% controlling equity interest in the joint venture and McKesson holds the remaining 30%.
•McKesson was named to the Diversity Best Practices (DBP) fourth annual Inclusion Index. McKesson was among the 98 organizations that earned a top score.

Fiscal 2021 Outlook
McKesson raised fiscal 2021 Adjusted Earnings per diluted share guidance to $16.00 to $16.50 from the previous range of $14.70 to $15.50 to reflect strong execution and earlier improvement in volumes relative to expectations through the first half of fiscal 2021. Fiscal 2021 guidance assumes approximately $0.15 to $0.20 of Adjusted Earnings per diluted share related to the kitting and storage of ancillary supplies for future COVID-19 vaccines.

Fiscal 2021 guidance assumes that a full recovery of pharmaceutical prescription volumes and patient visits is not likely to occur this fiscal year.

Conference Call Details
The company has scheduled a conference call for today, Tuesday, November 3rd at 8:00 AM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•2nd Annual Wolfe Research Virtual Healthcare Conference, November 18, 2020
•39th Annual J.P. Morgan Healthcare Conference, January 11-14, 2021
Webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community, including details and updates, will be available on the company’s Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Equity Income from Change Healthcare, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might record significant charges from impairment to goodwill, intangibles and other assets or investments; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; and we face uncertainties and risks related to vaccination distribution programs.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

###

Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Revenues	$60,808	$57,616	6%	$116,487	$113,344	3%
Cost of sales	(57,808)	(54,749)	6	(110,787)	(107,690)	3
Gross profit	3,000	2,867	5	5,700	5,654	1
Operating expenses	(2,237)	(2,196)	2	(4,203)	(4,326)	(3)
Goodwill impairment charges	(69)	—	NM	(69)	—	NM
Restructuring, impairment, and related charges	(60)	(45)	33	(116)	(68)	71
Total operating expenses	(2,366)	(2,241)	6	(4,388)	(4,394)	-
Operating income	634	626	1	1,312	1,260	4
Other income (expense), net	71	(78)	191	98	(41)	339
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	(1,454)	(100)	—	(1,450)	(100)
Interest expense	(50)	(64)	(22)	(110)	(120)	(8)
Income (loss) from continuing operations before income taxes	655	(970)	168	1,300	(351)	470
Income tax benefit (expense)	(28)	294	(110)	(178)	158	(213)
Income (loss) from continuing operations	627	(676)	193	1,122	(193)	681
Loss from discontinued operations, net of tax	—	(1)	(100)	(1)	(7)	(86)
Net income (loss)	627	(677)	193	1,121	(200)	661
Net income attributable to noncontrolling interests	(50)	(53)	(6)	(100)	(107)	(7)
Net income (loss) attributable to McKesson Corporation	$577	$(730)	179%	$1,021	$(307)	433%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$3.54	$(3.99)	189%	$6.26	$(1.62)	486%
Discontinued operations	—	—	NM	—	(0.03)	(100)
Total	$3.54	$(3.99)	189%	$6.26	$(1.65)	479%

Basic
Continuing operations	$3.56	$(3.99)	189%	$6.31	$(1.62)	490%
Discontinued operations	—	—	NM	(0.01)	(0.03)	(67)
Total	$3.56	$(3.99)	189%	$6.30	$(1.65)	482%

Dividends declared per common share	$0.42	$0.41		$0.83	$0.80

Weighted-average common shares outstanding
Diluted	163	183	(11)%	163	185	(12)%
Basic	162	183	(11)	162	185	(12)
(a)Certain computations may reflect rounding adjustments.
(b)Net loss per diluted share for the three and six months ended September 30, 2019 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
NM Computation not meaningful
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2021 and 2020 as well as our
Annual Report on Form 10-K for fiscal 2020.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Income (loss) from continuing operations (GAAP)	$627	$(676)	193%	$1,122	$(193)	681%
Net income attributable to noncontrolling interests (GAAP)	(50)	(53)	(6)	(100)	(107)	(7)
Income (loss) from continuing operations attributable to McKesson Corporation (GAAP)	577	(729)	179	1,022	(300)	441
Pre-tax adjustments:
Amortization of acquisition-related intangibles (1)	106	181	(41)	212	370	(43)
Transaction-related expenses and adjustments (2)	13	282	(95)	29	326	(91)
LIFO inventory-related adjustments	(52)	(33)	58	(104)	(48)	117
Gains from antitrust legal settlements	—	—	NM	—	—	NM
Restructuring, impairment, and related charges, net (3)	62	43	44	119	63	89
Other adjustments, net (4) (5) (6) (7) (8) (9)	119	1,356	(91)	(6)	1,376	(100)
Income tax effect on pre-tax adjustments	(37)	(439)	(92)	(31)	(501)	(94)
Net income attributable to noncontrolling interests effect on other adjustments, net (8)	(4)	—	NM	(4)	—	NM
Adjusted Earnings (Non-GAAP)	$784	$661	19%	$1,237	$1,286	(4)%

Diluted weighted-average common shares outstanding	163	184	(11)%	163	186	(12)%

Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a) (b)	$3.54	$(3.99)	189%	$6.26	$(1.62)	486%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.50	0.76	(34)	1.01	1.52	(34)
Transaction-related expenses and adjustments	0.07	1.14	(94)	0.15	1.31	(89)
LIFO inventory-related adjustments	(0.23)	(0.14)	64	(0.47)	(0.19)	147
Gains from antitrust legal settlements	—	—	NM	—	—	NM
Restructuring, impairment, and related charges, net	0.29	0.18	61	0.57	0.26	119
Other adjustments, net	0.63	5.62	(89)	0.06	5.63	(99)
Adjusted Earnings per Diluted Share (Non-GAAP) (b) (c)	$4.80	$3.60	33%	$7.58	$6.91	10%
(a)Certain computations may reflect rounding adjustments.
(b)We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the three and six months ended September 30, 2019 using a weighted average of 183 million and 185 million common shares, respectively, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the three and six months ended September 30, 2019 on a fully diluted basis, using a weighted average of 184 million and 186 million common shares, respectively. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any cross-footing differences in those items are due to different weighted average share counts.
(c)Adjusted earnings per diluted share on an FX-adjusted basis for the three and six months ended September 30, 2020 was $4.80 and $7.58, respectively, which does not result in a foreign currency exchange effect in either period.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Gross profit (GAAP)	$3,000	$2,867	5%	$5,700	$5,654	1%
Pre-tax adjustments:
LIFO inventory-related adjustments	(52)	(33)	58	(104)	(48)	117
Restructuring, impairment, and related charges, net	2	(2)	200	3	(5)	160
Other adjustments, net	1	—	NM	1	—	NM
Adjusted Gross Profit (Non-GAAP)	$2,951	$2,832	4%	$5,600	$5,601	- %

Total operating expenses (GAAP)	$(2,366)	$(2,241)	6%	$(4,388)	$(4,394)	- %
Pre-tax adjustments:
Amortization of acquisition-related intangibles	106	118	(10)	212	230	(8)
Transaction-related expenses and adjustments	13	16	(19)	29	33	(12)
Restructuring, impairment, and related charges, net (3)	60	45	33	116	68	71
Other adjustments, net (4) (5) (8) (9)	118	84	40	(7)	86	(108)
Adjusted Operating Expenses (Non-GAAP)	$(2,069)	$(1,978)	5%	$(4,038)	$(3,977)	2%

Other income (expense), net (GAAP)	$71	$(78)	191%	$98	$(41)	339%
Pre-tax adjustments:
Transaction-related expenses and adjustments	—	3	(100)	—	3	(100)
Other adjustments, net (6)	—	105	(100)	—	123	(100)
Adjusted Other Income (Non-GAAP)	$71	$30	137%	$98	$85	15%

Equity earnings and charges from investment in Change Healthcare Joint Venture (GAAP)	$—	$(1,454)	(100)%	$—	$(1,450)	(100)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles (1)	—	63	(100)	—	140	(100)
Transaction-related expenses and adjustments (2)	—	263	(100)	—	290	(100)
Other adjustments, net (7)	—	1,167	(100)	—	1,167	(100)
Adjusted Equity Income from Change Healthcare (Non-GAAP)	$—	$39	(100)%	$—	$147	(100)%
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), and Adjusted Equity Income from Change Healthcare (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,
	2020			2019			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$48,067	$—	$48,067	$45,613	$—	$45,613	$—	$48,067	$—	$48,067	5%		5%	5%		5%
International	9,540	—	9,540	9,321	—	9,321	(295)	9,245	(295)	9,245	2		2	(1)		(1)
Medical-Surgical Solutions	2,533	—	2,533	2,056	—	2,056	—	2,533	—	2,533	23		23	23		23
Prescription Technology Solutions	668	—	668	626	—	626	—	668	—	668	7		7	7		7
Revenues	$60,808	$—	$60,808	$57,616	$—	$57,616	$(295)	$60,513	$(295)	$60,513	6%		6%	5%		5%

OPERATING PROFIT (LOSS) (3)
U.S. Pharmaceutical (9)	$623	$35	$658	$641	$(3)	$638	$—	$623	$—	$658	(3)%		3%	(3)%		3%
International (8)	(45)	161	116	30	67	97	5	(40)	(1)	115	(250)		20	(233)		19
Medical-Surgical Solutions	187	23	210	129	37	166	—	187	—	210	45		27	45		27
Prescription Technology Solutions	88	16	104	98	17	115	—	88	—	104	(10)		(10)	(10)		(10)
Other (a) (1) (2) (7)	—	—	—	(1,454)	1,493	39	—	—	—	—	(100)		(100)	(100)		(100)
Subtotal	853	235	1,088	(556)	1,611	1,055	5	858	(1)	1,087	253		3	254		3
Corporate expenses, net (5) (6)	(148)	13	(135)	(350)	218	(132)	—	(148)	—	(135)	(58)		2	(58)		2
Income (loss) from continuing operations before interest expense and income taxes	$705	$248	$953	$(906)	$1,829	$923	$5	$710	$(1)	$952	178%		3%	178%		3%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.30%		1.37%	1.41%		1.40%		1.30%		1.37%	(11)	bp	(3) bp	(11)	bp	(3) bp
International	(0.47)		1.22	0.32		1.04		(0.43)		1.24	(79)		18	(75)		20
Medical-Surgical Solutions	7.38		8.29	6.27		8.07		7.38		8.29	111		22	111		22
Prescription Technology Solutions	13.17		15.57	15.65		18.37		13.17		15.57	(248)		(280)	(248)		(280)
(a)Operating profit (loss) for Other for the three months ended September 30, 2019 includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2020			2019			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$92,737	$—	$92,737	$89,402	$—	$89,402	$—	$92,737	$—	$92,737	4%	4%	4%	4%
International	18,092	—	18,092	18,728	—	18,728	(31)	18,061	(31)	18,061	(3)	(3)	(4)	(4)
Medical-Surgical Solutions	4,334	—	4,334	3,959	—	3,959	—	4,334	—	4,334	9	9	9	9
Prescription Technology Solutions	1,324	—	1,324	1,255	—	1,255	—	1,324	—	1,324	5	5	5	5
Revenues	$116,487	$—	$116,487	$113,344	$—	$113,344	$(31)	$116,456	$(31)	$116,456	3%	3%	3%	3%

OPERATING PROFIT (LOSS) (3)
U.S. Pharmaceutical (9)	$1,236	$12	$1,248	$1,217	$11	$1,228	$—	$1,236	$—	$1,248	2%	2%	2%	2%
International (8)	(42)	231	189	61	118	179	6	(36)	1	190	(169)	6	(159)	6
Medical-Surgical Solutions	276	58	334	254	71	325	—	276	—	334	9	3	9	3
Prescription Technology Solutions	156	34	190	198	35	233	—	156	—	190	(21)	(18)	(21)	(18)
Other (a) (1) (2) (7)	—	—	—	(1,450)	1,597	147	—	—	—	—	(100)	(100)	(100)	(100)
Subtotal	1,626	335	1,961	280	1,832	2,112	6	1,632	1	1,962	481	(7)	483	(7)
Corporate expenses, net (4) (5) (6)	(216)	(85)	(301)	(511)	255	(256)	(1)	(217)	(1)	(302)	(58)	18	(58)	18
Income (loss) from continuing operations before interest expense and income taxes	$1,410	$250	$1,660	$(231)	$2,087	$1,856	$5	$1,415	$—	$1,660	710%	(11)%	713%	(11)%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.33%		1.35%	1.36%		1.37%		1.33%		1.35%	(3) bp	(2) bp	(3) bp	(2) bp
International	(0.23)		1.04	0.33		0.96		(0.20)		1.05	(56)	8	(53)	9
Medical-Surgical Solutions	6.37		7.71	6.42		8.21		6.37		7.71	(5)	(50)	(5)	(50)
Prescription Technology Solutions	11.78		14.35	15.78		18.57		11.78		14.35	(400)	(422)	(400)	(422)
(a)Operating profit (loss) for Other for the six months ended September 30, 2019 includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2020	March 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$3,091	$4,015
Receivables, net	19,285	19,950
Inventories, net	18,435	16,734
Assets held for sale	833	906
Prepaid expenses and other	701	617
Total current assets	42,345	42,222
Property, plant, and equipment, net	2,471	2,365
Operating lease right-of-use assets	1,895	1,886
Goodwill	9,414	9,360
Intangible assets, net	3,030	3,156
Other non-current assets	2,403	2,258
Total assets	$61,558	$61,247

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY
Current liabilities
Drafts and accounts payable	$36,255	$37,195
Current portion of long-term debt	1,760	1,052
Current portion of operating lease liabilities	367	354
Liabilities held for sale	537	683
Other accrued liabilities	3,805	3,340
Total current liabilities	42,724	42,624
Long-term debt	5,848	6,335
Long-term deferred tax liabilities	2,293	2,255
Long-term operating lease liabilities	1,669	1,660
Other non-current liabilities	1,669	1,662
Redeemable noncontrolling interests	1,265	1,402
McKesson Corporation stockholders’ equity
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 273 and 272 shares issued at September 30, 2020 and March 31, 2020, respectively	2	2
Additional paid-in capital	6,780	6,663
Retained earnings	13,890	13,022
Accumulated other comprehensive loss	(1,597)	(1,703)
Treasury shares, at cost, 112 and 110 shares at September 30, 2020 and March 31, 2020, respectively	(13,185)	(12,892)
Total McKesson Corporation stockholders’ equity	5,890	5,092
Noncontrolling interests	200	217
Total equity	6,090	5,309
Total liabilities, redeemable noncontrolling interests, and equity	$61,558	$61,247

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$1,121	$(200)
Adjustments to reconcile to net cash used in operating activities:
Depreciation	154	160
Amortization	285	303
Goodwill and other asset impairment charges	104	12
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	1,450
Deferred taxes	(35)	(380)
Credits associated with last-in, first-out inventory method	(104)	(48)
Non-cash operating lease expense	172	180
Loss (gain) from sales of businesses and investments	1	(1)
Other non-cash items	17	145
Changes in assets and liabilities, net of acquisitions:
Receivables	981	(866)
Inventories	(1,396)	331
Drafts and accounts payable	(1,305)	(1,203)
Operating lease liabilities	(185)	(189)
Taxes	(58)	70
Other	207	77
Net cash used in operating activities	(41)	(159)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(174)	(126)
Capitalized software expenditures	(91)	(58)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(8)	(95)
Proceeds from sales of businesses and investments, net	9	3
Other	(14)	(9)
Net cash used in investing activities	(278)	(285)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	5,303	8,670
Repayments of short-term borrowings	(5,303)	(8,122)
Repayments of long-term debt	(5)	(5)
Common stock transactions:
Issuances	39	78
Share repurchases, including shares surrendered for tax withholding	(272)	(1,452)
Dividends paid	(140)	(148)
Other	(23)	(224)
Net cash used in financing activities	(401)	(1,203)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(63)	22
Net decrease in cash, cash equivalents, and restricted cash	(783)	(1,625)
Cash, cash equivalents, and restricted cash at beginning of period	4,023	2,981
Cash, cash equivalents, and restricted cash at end of period	3,240	1,356
Less: Restricted cash at end of period included in Prepaid expenses and other	(149)	—
Cash and cash equivalents at end of period	$3,091	$1,356

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2020	2019	Change
GAAP CASH FLOW CATEGORIES
Net cash used in operating activities	$(41)	$(159)	(74)%
Net cash used in investing activities	(278)	(285)	(2)
Net cash used in financing activities	(401)	(1,203)	(67)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(63)	22	(386)
Net decrease in cash, cash equivalents, and restricted cash	$(783)	$(1,625)	(52)%

FREE CASH FLOW (NON-GAAP)
Net cash used in operating activities	$(41)	$(159)	(74)%
Payments for property, plant, and equipment	(174)	(126)	38
Capitalized software expenditures	(91)	(58)	57
Free Cash Flow (Non-GAAP)	$(306)	$(343)	(11)%

For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Amortization of acquisition-related intangibles includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $63 million for the three months ended September 30, 2019 and $140 million for the six months ended September 30, 2019. These charges are included under "equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the three and six months ended September 30, 2019 primarily includes a pre-tax charge of $246 million ($184 million after-tax) within Other, representing the difference between our proportionate share of the IPO proceeds and the dilution effect on our investment in Change Healthcare Joint Venture carrying value. Upon the completion of the IPO by Change Healthcare Inc. in July 2019, McKesson's equity ownership interest in the joint venture diluted from approximately 70% to 58.5%. This charge is included under "equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Restructuring, impairment, and related charges, net for the three and six months ended September 30, 2020 includes pre-tax charges of $60 million ($45 million after-tax) and $116 million ($90 million after-tax), respectively, primarily for our Europe business within International and Corporate expenses, net. The three and six months ended September 30, 2019 includes charges of $45 million ($35 million after-tax) and $68 million ($52 million after-tax), respectively, primarily for our Europe business within International as well as Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the three and six months ended September 30, 2020 and 2019 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Other adjustments, net for the six months ended September 30, 2020 primarily includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Other adjustments, net for the three and six months ended September 30, 2019 primarily includes a charge of $82 million (pre-tax and after-tax) recorded in connection with an agreement to settle all opioids related claims filed by two Ohio counties within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Other adjustments, net for the three and six months ended September 30, 2019 primarily includes pre-tax charges of $105 million ($78 million after-tax) and $122 million ($90 million after-tax), respectively, representing settlement charges related to our frozen U.S. defined benefit pension plan within Corporate expenses, net. This charge is included under "other income (expense), net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(7)Other adjustments, net for the three and six months ended September 30, 2019 primarily includes a pre-tax charge of $1,157 million ($864 million after-tax) representing an other-than-temporary impairment of McKesson’s investment in Change Healthcare Joint Venture within Other. This charge is included under “equity earnings and charges from investment in Change Healthcare Joint Venture” in the reconciliation of McKesson’s GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 2

FINANCIAL STATEMENT NOTES (continued)

(8)Other adjustments, net for the three and six months ended September 30, 2020 includes a non-cash goodwill impairment charge of $69 million (pre-tax and after-tax) within International related to our European retail business, partially offset by the related indirect effect of $4 million benefit in net income attributable to noncontrolling interests. This impairment charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Other adjustments, net for the three and six months ended September 30, 2020 includes a pre-tax charge of $50 million ($37 million after-tax) related to our estimated liability under the New York ("NY") state Opioid Stewardship Act ("OSA") within U.S. Pharmaceutical for calendar years 2017 and 2018. In December 2018, a federal district court struck down the law as unconstitutional and NY replaced the OSA with an excise tax on opioid sales in the state of NY covering calendar year 2019 sales and beyond. In September 2020, an appellate court reversed on procedural grounds the district court’s decision. An amendment to the Act made clear that the OSA applies only to NY opioid sales or distributions for calendar years 2017 and 2018. To the extent that further court decisions do not strike down the law, we will face liability under the OSA and we believe the estimated OSA liability is one-time in nature because the liability is retroactively imposed on sales or distributions in 2017 and 2018, and is not indicative of future results. Inclusion of this accrual in our adjusted results would distort current period performance. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Equity Income from Change Healthcare (Non-GAAP): We define Adjusted Equity Income from Change Healthcare as GAAP equity earnings and charges from investment in Change Healthcare Joint Venture, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. Adjusted Earnings per Diluted Share was not previously adjusted for the effect of potentially dilutive securities issued by the Change Healthcare Joint Venture.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

2 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Additionally, the Company's investment in Change Healthcare Joint Venture's financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted results per diluted share.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

3 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.